Exhibit 99.01

5 Results Way Cupertino, CA 95014 t 408.864.2600 f 408.342.1615 www.arcsight.com
ArcSight Reports 34% Year-over-Year Growth
for Fiscal Fourth Quarter and Fiscal Year Ended April 30, 2009
Company Posts Total Revenues of $39.3M for Fiscal Fourth Quarter and
GAAP and Non-GAAP Earnings per Diluted Share of $0.13 and $0.18, Respectively
For the Fiscal Fourth Quarter:
•	Total Revenue: $39.3M, a 34% increase year-over-year

•	GAAP Net Income: $4.3M or $0.13 per diluted share

•	Non-GAAP Net Income: $6.1M or $0.18 per diluted share

•	Positive Cash Flows from Operations: $4.5M
For the 2009 Fiscal Year:
•	Total Revenue: $136.2M, a 34% increase year-over-year

•	GAAP Net Income: $9.9M or $0.30 per diluted share

•	Non-GAAP Net Income: $16.9M or $0.50 per diluted share

•	Positive Cash Flows from Operations: $16.8M
CUPERTINO, CA — June 11, 2009 — ArcSight, Inc. (NASDAQ: ARST), a leading global provider of compliance and security management solutions that protect enterprises and government agencies, today announced financial results for its fiscal fourth quarter and fiscal year ended April 30, 2009.
For the fourth quarter of fiscal 2009, ArcSight reported total revenues of $39.3 million compared to total revenues of $29.4 million reported in the fourth quarter of fiscal 2008. Net income on a GAAP basis for the fourth quarter of fiscal 2009 was $4.3 million, or $0.13 per diluted share, including $211,000 in amortization of intangible assets and $1.6 million in stock-based compensation expense. This compares to a GAAP net loss of $1.1 million, or $0.04 per diluted share, reported in the fourth quarter of fiscal 2008, including $143,000 in amortization of intangible assets and $1.5 million in stock-based compensation expense.
Non-GAAP net income for the fourth quarter of fiscal 2009 was $6.1 million, or $0.18 per diluted share, excluding the above-mentioned amortization and stock-based compensation charges. This compares to a non-GAAP net income of $0.6 million, or $0.02 per diluted share, reported in the fourth quarter of fiscal 2008, excluding the above-mentioned charges.
During the fourth quarter of fiscal 2009, the company generated $4.5 million in cash from operations and closed the fourth quarter with cash and cash equivalents of $90.5 million.
For the fiscal year ended April 30, 2009, ArcSight reported total revenues of $136.2 million compared to $101.5 million reported for fiscal 2008. GAAP net income for fiscal year 2009 was

$9.9 million, or $0.30 per diluted share, including $842,000 in amortization of intangible assets and $6.2 million in stock-based compensation expense. This compares to a net loss of $2.0 million, or $0.08 per diluted share, reported for fiscal 2008, including $573,000 in amortization of intangible assets and $4.9 million in stock-based compensation expense.
Non-GAAP net income for the fiscal year ended April 30, 2009 was $16.9 million, or $0.50 per diluted share, excluding the above-mentioned charges. This compares to a non-GAAP net income of $3.5 million, or $0.12 per diluted share, reported for fiscal 2008, excluding the above-mentioned charges.
“We believe that our strong results for the fourth quarter as well as the entire fiscal year reflect the increasing risk that corporations and government agencies face globally with rising cyber-warfare, cyber-theft, and cyber-fraud, particularly where the increasing sophistication of attacks are leading to tighter regulatory controls and compliance mandates, as well as the strength of our products and the dedication of our employees,” commented Tom Reilly, president and CEO of ArcSight. “We plan to leverage these drivers in fiscal 2010 by focusing on our customer’s success, extending our value proposition with a richer, more robust platform and expanding our market opportunity by utilizing a more mature channel and broader array of products.”
Business Outlook
The following forward-looking statements reflect expectations as of June 11, 2009. Results may be materially different and could be affected by the factors detailed in this release and in recent ArcSight SEC filings.
First Quarter Expectations — Ending July 31, 2009
Based on current business trends, anticipated seasonally lower first quarter and the visibility the company has from fourth quarter performance, ArcSight expects revenue for the first quarter of fiscal 2010 to be in the range of $31 million to $34 million, representing growth in the range of 12-23% over the same quarter of fiscal 2009.
ArcSight expects non-GAAP net income for the first quarter of fiscal 2010 to be in the range of $1.0 million to $2.9 million, or $0.03 to $0.08 per diluted share, which excludes stock-based compensation expense and amortization of intangibles.
Conference Call and Webcast Information
ArcSight will host a conference call and live webcast to discuss these financial results for investors and analysts at 2:00 p.m. Pacific Time on June 11, 2009. To access the conference call, dial 877-723-9509 for the U.S. or Canada and 719-325-4757 for international callers. The webcast will be available live on the Investor Relations section of the company’s website at www.arcsight.com. An audio replay of the call will also be available to investors by phone beginning at approximately 4:00 p.m. Pacific Time on June 11, 2009 until 11:59 p.m. Pacific Time on June 18, 2009, by dialing 888-203-1112 for the U.S. or Canada or 719-457-0820 for international callers, and entering passcode 1340292. In addition, an archived webcast will be available on the Investor Relations section of the company’s website at www.arcsight.com.

Use of Non-GAAP Financial Measures
ArcSight reports all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement the ArcSight unaudited condensed consolidated financial statements presented in accordance with GAAP, ArcSight uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of ArcSight operations as determined in accordance with GAAP. The non-GAAP financial measures used by ArcSight include historical non-GAAP net income (loss) and non-GAAP basic and diluted earnings (loss) per share. These non-GAAP financial measures exclude amortization of intangible assets and stock-based compensation from the ArcSight statement of operations.
For a description of these items, including the reasons why management adjusts for them, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. ArcSight may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.
ArcSight believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of ArcSight by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. ArcSight management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of ArcSight, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of ArcSight to prior periods.
Cautionary Statement Regarding Forward Looking Statements
This news release contains forward-looking statements, including without limitation those regarding ArcSight’s “Business Outlook” (“First Quarter Expectations — Ending July 31, 2009”); ArcSight’s belief that corporations and government agencies will face increasing risk globally with rising cyber-warfare, cyber-theft, and cyber-fraud, particularly where the increasing sophistication of attacks may lead to tighter regulatory controls and compliance mandates, its products will remain strong and its employees will remain dedicated; and ArcSight’s plan to focus on our customer’s success, extend its value proposition with a richer, more robust platform and expand its market opportunity by utilizing a more mature channel and broader array of products in fiscal 2010. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that demand for our compliance and security management solutions may not increase and may decrease; the risk that competitors may be perceived by customers to be better positioned to help handle compliance violations and security threats and protect their businesses from major risk; the risk that the growth of ArcSight may be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the ArcSight Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on March 12, 2009 and the company’s other filings with the SEC. You can obtain copies of the company’s Quarterly Report on Form 10-Q and its other SEC filings on the SEC’s website at www.sec.gov.
The foregoing information represents the company’s outlook only as of the date of this press release, and ArcSight undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.
About ArcSight
ArcSight (NASDAQ: ARST) is a leading global provider of compliance and security management solutions that protect enterprises and government agencies. ArcSight helps customers comply with corporate and regulatory policy, safeguard their assets and processes, and control risk. The ArcSight platform collects and correlates user activity and event data across the enterprise so that businesses can rapidly identify, prioritize, and respond to compliance violations, policy breaches, cybersecurity attacks, and insider threats. For more information, visit www.arcsight.com. (ARST-IR)
© 2009 ArcSight, Inc. All rights reserved. ArcSight and the ArcSight logo are trademarks of ArcSight, Inc.
Investor Relations Contact:
Robert Dougherty
FD
415-293-4427
robert.dougherty@fd.com

ARCSIGHT, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	As of	As of
	April 30,	April 30,
	2009	2008

	(Unaudited)
Assets
Current assets:

Cash and cash equivalents	$90,467	$71,946
Accounts receivable, net	34,184	26,658
Other prepaid expenses and current assets	3,861	5,565

Total current assets	128,512	104,169

Property and equipment, net	4,416	4,834
Goodwill	5,746	5,746
Acquired intangibles assets, net	1,319	2,161
Other long-term assets	1,168	1,669

Total assets	$141,161	$118,579

Liabilities and stockholders’ equity
Current liabilities:

Accounts payable	$1,432	$3,115
Accrued compensation and benefits	11,671	11,864
Other accrued liabilities	4,700	5,967
Deferred revenues, current	36,160	36,512

Total current liabilities	53,963	57,458

Deferred revenues, non-current	8,888	4,754
Other long-term liabilities	1,637	1,598

Total liabilities	64,488	63,810

Stockholders’ equity:
Additional paid-in capital	113,781	101,574

Deferred stock-based compensation	—	(53)

Accumulated other comprehensive loss	(314)	(45)

Accumulated deficit	(36,794)	(46,707)

Total stockholders’ equity	76,673	54,769

Total liabilities and stockholders’ equity	$141,161	$118,579

ARCSIGHT, INC.
Consolidated Statement of Operations
(On a GAAP basis)
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		Fiscal Year Ended
	April 30,	April 30,	April 30,	April 30,
	2009	2008	2009	2008
Revenues:
Products	$23,870	$18,192	$80,616	$63,765
Maintenance	10,419	7,980	38,521	27,607
Services	4,989	3,204	17,031	10,173

Total revenues	39,278	29,376	136,168	101,545
Cost of revenues:
Products	2,459	1,466	8,595	4,767
Maintenance(1)	1,930	1,608	6,861	5,691
Services(1)	2,858	1,906	9,875	5,800

Total cost of revenues	7,247	4,980	25,331	16,258

Gross profit	32,031	24,396	110,837	85,287
Operating expenses(1):
Research and development	6,598	5,592	22,537	19,762
Sales and marketing	14,758	16,086	56,279	53,453
General and administrative	6,123	3,495	20,278	13,422

Total operating expenses	27,479	25,173	99,094	86,637

Income (loss) from operations	4,552	(777)	11,743	(1,350)
Interest income	82	435	991	857
Other income and expense, net	(150)	(101)	(257)	(385)

Income (loss) before provision for income taxes	4,484	(443)	12,477	(878)
Provision (benefit) for income taxes	149	617	2,564	1,131

Net income (loss)	$4,335	$(1,060)	$9,913	$(2,009)

Net income (loss) per common share, basic	$0.14	$(0.04)	$0.32	$(0.08)

Net income (loss) per common share, diluted	$0.13	$(0.04)	$0.30	$(0.08)

Shares used in computing basic net income (loss) per common share	31,848	30,195	31,233	25,936

Shares used in computing diluted net income (loss) per common share	34,416	30,195	33,550	25,936

(1)	Stock-based compensation expense as included in above

Cost of maintenance revenues	60	44	216	106
Cost of services revenues	36	46	142	115
Research and development	347	416	1,342	1,356
Sales and marketing	482	773	2,451	2,685
General and administrative	628	232	1,994	664

ARCSIGHT, INC.
Consolidated Statement of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		Fiscal Year Ended
	April 30,	April 30,	April 30,	April 30,
	2009	2008	2009	2008
GAAP net income (loss)	$4,335	$(1,060)	$9,913	$(2,009)

Plus:

a) Stock-based expenses	1,553	1,511	6,145	4,926

b) Amortization of intangibles	211	143	842	573

Non-GAAP net income	$6,099	$594	$16,900	$3,490

GAAP net income (loss) per common share, basic	$0.14	$(0.04)	$0.32	$(0.08)

Plus:

a) Stock-based expenses	0.04	0.05	0.19	0.19

b) Amortization of intangibles	0.01	0.01	0.03	0.02

Non-GAAP net income, basic	$0.19	$0.02	$0.54	$0.13

Non-GAAP net income, diluted	$0.18	$0.02	$0.50	$0.12

Shares used in computing basic net income (loss) per common share	31,848	30,195	31,233	25,936

Shares used in computing diluted net income (loss) per common share	34,416	32,535	33,550	28,576

Use of Non-GAAP Financial Information
In addition to the reasons stated above, which are generally applicable to each of the items ArcSight excludes from its non-GAAP financial measures, ArcSight believes it is appropriate to exclude certain items for the following reasons:
Amortization of Intangibles. When analyzing the operating performance of an acquired entity, ArcSight management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, ArcSight management excludes the GAAP impact of the amortization of acquired intangible assets to its financial results. ArcSight believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting amortization expense associated with acquired intangible assets.
In addition, in accordance with GAAP, ArcSight generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally developed intangible assets, however, and also in accordance with GAAP, ArcSight generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally developed intangible assets and acquired intangible assets. Accordingly, ArcSight believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.
Stock-Based Compensation. When evaluating the performance of its consolidated results, ArcSight does not consider stock-based compensation charges. Likewise, the ArcSight management team excludes stock-based compensation expense from its operating plans. In contrast, the ArcSight management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, ArcSight places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.
ArcSight believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.